EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 15, 2004 on the Genlyte Thomas Consolidated Thrift Savings Plan for Hourly Employees’ financial statements as of December 31, 2003 and for the year then ended included in the 2003 Annual Report on Form 11-K of the Plan into Genlyte Thomas Group, LLC’s Registration Statement on Form S-8 (SEC File No. 00016960) filed with the Securities and Exchange Commission.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois

June 23, 2004